SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2007 (December 3, 2007)

NATIONAL HEALTH INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

100 Vine Street, Suite 1202

Murfreesboro, TN  37130

(Address of principal executive offices)

(615) 850-9100

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On December 3, 2007, National Health Investors, Inc. (the “Company”) elected to become a self-managed REIT with its own management reporting directly to the Board of Directors.  Thus, the Company has notified Management Advisory Source, LLC (“MAS”) of the Company’s intent to terminate its Advisory Agreement effective March 31, 2008.  MAS was formed and is wholly owned by NHI’s President and Board Chairman, W. Andrew Adams. The Advisory Agreement requires MAS to provide all necessary and appropriate services normally and customarily performed by employees, and all costs of such services and employees are the responsibility of MAS. Under the Advisory Agreement, MAS is to use its best efforts (a) to present to NHI a continuing and suitable investment program consistent with NHI’s investment policies adopted by the Board of Directors from time to time; (b) to manage NHI’s day-to-day affairs and operations including the hiring and payment of all officers and employees; and (c) to provide administrative services and facilities appropriate for such management.  In performing its obligations under the Advisory Agreement, MAS is subject to the supervision of and policies established by NHI’s Board of Directors.

The Advisory Agreement is for a stated term which expires December 31, 2007.  The Agreement is thereafter on a year to year term.  For its services under the Advisory Agreement, the Investment Advisor is entitled to annual compensation in a base amount of $2,000,000, payable in monthly installments of $166,666, plus an incentive fee based on cash flow performance. There is an overall cap equal to 6% of net revenues as defined in the Agreement. For its services under the advisory agreement, MAS was paid approximately $3.5 million and $3.6 million in 2006 and 2005, respectively.  The Advisory Agreement provides that it may be terminated upon 90 days prior written notice.  There are no early termination penalties incurred by NHI in the termination of the Advisory Agreement.

The Board of Directors believes that it is in the best interests of the Company and its shareholders to transition the Company to become a self-managed, self-administered REIT.  A copy of the press release announcing the termination is filed an Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Number	Exhibit

	99	Press Release dated December 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/Kenneth D. DenBesten

Name: Kenneth D. DenBesten

Title: Senior Vice President, Finance and Secretary

Date:

December 6, 2007